UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2012 (January 9, 2012)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2100, Houston, Texas		77010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

1401 McKinney, Suite 1025, Houston, Texas

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of Restricted Common Units

On January 9, 2012, the Board of Directors (the “Board”) of Memorial Production Partners GP LLC (the “Company”), the general partner of Memorial Production Partners LP (the “Partnership”), approved a grant of restricted common units (the “Restricted Units”) pursuant to the Company’s Long-Term Incentive Plan (the “Plan”) to executive officers and independent directors of the Company as indicated in the following table:

Award Recipient	Number of Restricted Units

John A. Weinzierl	129,211

Andrew J. Cozby	21,053

Patrick T. Nguyen	6,579

Gregory M. Robbins	6,579

Larry R. Forney	10,527

Jonathan M. Clarkson	3,421

The grants of Restricted Units to the executive officers and independent directors were made pursuant to a Restricted Unit Agreement (an “Agreement”) on January 9, 2012. The form of Agreement is as approved by the Board and filed as Exhibit 4.6 to the Partnership’s Registration Statement on Form S-8 (333-178493) filed on December 14, 2011, which is incorporated by reference herein, except that the Agreement expressly provides that the recipient will not receive the distribution for the fourth quarter of 2011 as prescribed by the Board.

The Restricted Units are subject to restrictions on transferability and a substantial risk of forfeiture and are intended to retain and motivate members of the Company’s management. Award recipients have all the rights of a unitholder in the Partnership with respect to the Restricted Units, including the right to receive distributions thereon if and when distributions are made by the Partnership to its unitholders (except with respect to the fourth quarter 2011 distribution). The Restricted Units vest and the forfeiture restrictions will lapse in substantially equal one-third (1/3) increments on each of January 9, 2013, January 9, 2014 and January 9, 2015, so long as the award recipient remains continuously employed by the Company and its affiliates.

If an award recipient’s service with the Company or its affiliates is terminated prior to full vesting of the Restricted Units for any reason, then the award recipient will forfeit all unvested Restricted Units to the Company, except that, if an award recipient’s service is terminated either by the Company (or an affiliate) without “cause” or by the award recipient for “good reason” (as such terms are defined in the Agreement) within one year following the occurrence of a change of control, all unvested Restricted Units will become immediately vested in full. If an award recipient’s service with the Company or its affiliates is terminated by (i) the Company with “cause” or (ii) by the award recipient’s resignation and engagement in Competition (as such term is defined in the Agreement) prior to full vesting of the Restricted Units, then the Company has the right, but not the obligation, to repurchase the Restricted Units at a price per Restricted Unit equal to the lesser of (x) the Fair Market Value (as such term is defined in the Agreement) of such Restricted Unit as of the date of the repurchase and (y) the price paid by the award recipient for such Restricted Unit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: January 10, 2012	By:	/s/ John A. Weinzierl
John A. Weinzierl
President and Chief Executive Officer

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